Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-8 No. 333-194836) pertaining to the Continental Building Products, Inc. 2014 Stock Incentive Plan and the Continental Building Products, Inc. Employee Stock Purchase Plan of our report dated February 24, 2017, with respect to the consolidated financial statements of Continental Building Products, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
McLean, Virginia
February 24, 2017